Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 30, 2006 relating to the consolidated financial statements of Vistula Communications Services, Inc. and its subsidiaries for the year ended December 31, 2005 included in this Form 10-KSB, into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-130805).

/s/PKF, Certified Public Accountants, A Professional Corporation

PKF, Certified Public Accountants, A Professional Corporation

March 30, 2006

New York, New York